Exhibit 5.1


                              Bingham McCutchen LLP
                               150 Federal Street
                           Boston, Massachusetts 02110
                                tel: 617-951-8000
                                fax: 617-951-8736

April 26, 2005

SiriCOMM, Inc.
2900 Davis Blvd., Suite 130
Joplin, MO 64804

         Re:   Registration Statement on Form SB-2 under the Securities
               Act of 1933

Dear Ladies and Gentlemen:

         We have acted as special counsel to SiriCOMM, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 2,938,900 shares of the Company's Common Stock, $0.001 par value per share ("Common Stock"), consisting of 2,404,000 shares (the "Shares") of Common Stock and 534,900 shares of Common Stock issuable upon the exercise of certain warrants (the "Warrants") to purchase shares of Common Stock (the shares of Common Stock issuable upon the exercise of the Warrants being referred to herein as the "Warrant Shares"), pursuant to a Registration Statement on Form SB-2 (as amended from time to time, the "Registration Statement"), initially filed with the Securities and Exchange Commission on March 3, 2005.

         As such counsel, we have reviewed certain corporate proceedings of the Company with respect to the authorization of the issuance of the Shares and the Warrant Shares. We have also examined and relied upon originals or copies of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

         For purposes of this opinion, we have made such examination of law as we have deemed necessary. In addition, for all purposes of this opinion we have relied on the opinion of Sommer & Schneider LLP, counsel to the Company, a copy of which is attached hereto as Annex I. This opinion is limited solely to the Delaware General Corporation Law, as applied by courts located in Delaware, and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws, and we express no opinion as to the laws of any other jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable, and that the Warrant Shares have been duly authorized and, when and if issued upon the due exercise of the Warrants, will be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters" in the related prospectus.


                                            Very truly yours,

                                             /s/ Bingham McCutchen LLP

                                            BINGHAM McCUTCHEN LLP

                                    Annex I


                             SOMMER & SCHNEIDER LLP
                          595 STEWART AVENUE, SUITE 710
                           GARDEN CITY, NEW YORK 11530
                                  ------------
Herbert H. Sommer                                       Telephone (516) 228-8181
Joel C. Schneider                                       Facsimile (516) 228-8211



                                 April 20, 2005


FACSIMILE; ORIGINAL BY MAIL
(617) 345-5065


Bingham McCutchen LLP
150 Federal Street
Boston, MA  02110

         Re:      SiriCOMM, Inc.

Ladies and Gentlemen:

         I have acted as securities counsel for SiriCOMM, Inc., a Delaware corporation (the "Company"). I am rendering his opinion to enable and assist your firm to fulfill the Company's requirements of Item 601 of Regulation S-B in connection with the filing of a Registration Statement on Form SB-2 (the "Registration Statement"), covering 2,938,900 shares (the "Shares") of the Company's common stock, $.001 par value. I was not engaged to prepare or review the Registration Statement and I have not prepared or reviewed any portion of the Registration Statement. I express no opinion as to the accuracy or adequacy of the disclosures contained in the Registration Statement, and I hereby disclaim any responsibility for the content of the Registration Statement.

         For purposes of this opinion letter, we have examined the Certificate of Incorporation, and all amendments thereto, the Bylaws of the Company, the Registration Statement, corporate proceedings of the company relating to the issuance of the Shares and such other instruments and documents as we have deemed relevant under the circumstances.

         In my examination of the aforesaid documents, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to me, and the conformity with the original documents of all documents submitted to me as certified, telecopies, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is duly organized under its Certificate of Incorporation and is validly existing and in good standing under the laws of its jurisdiction of organization.

         2. 2,404,000 of the Shares are validly issued, fully paid and non-assessable pursuant to corporate law of the State of Delaware.

         3. The 534,900 Shares being registered which underlie warrants have been duly authorized and when issued, upon payment of the exercise price of the respective warrants, will be validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Delaware.

         The foregoing opinions are based on and are limited to the laws under which the Company is organized and the relevant laws of the United States of America, and we express no opinion with respect to the law of any other jurisdiction.

                                                Very truly yours,

                                                Sommer & Schneider LLP

                                                 /s/ Joel C. Schneider

                                                Joel C. Schneider for the Firm


JCS/md
cc:  Henry P. Hoffman (via FAX)